SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”), dated as of November 2, 2022 (the “Effective Date”), is entered into by and between PRINCETON AVENUE HOLDINGS, LLC, a California limited liability company (the “Original Landlord”), and PRINCETON AVENUE HOLDINGS II, LLC, a California limited liability company (“Princeton II”, collectively with Original Landlord, as tenants in common, “Landlord”), and AEROVIRONMENT, INC., a Delaware corporation (“Tenant”). Landlord and Tenant may hereinafter be referred to collectively as “the parties”.

RECITALS

A.Original Landlord and Tenant entered into that certain Lease dated March 28, 2018 (the “Original Lease”) whereby Landlord leased to Tenant and Tenant leased from Original Landlord premises designated as Suite 200 at 14501 Princeton Avenue, Moorpark, California, consisting of approximately ninety-four thousand two hundred eighty (94,280) square feet of floor area (the “Original Premises”).

B.Original Landlord and Tenant subsequently entered into that certain First Amendment to Lease dated October 26, 2018 (the “First Amendment”, together with the Original Lease referred to as the “Existing Lease”), for, among other purposes, expanding the Original Premises to include Suite 100 at 14501 Princeton Avenue, Moorpark, California, consisting of approximately forty nine thousand six hundred ninety three (49,693) square feet of floor area (the “Expansion Premises”, and together with the Original Premises, the “Existing Premises”).

C.As a result of restructuring in the ownership of the Premises, the Premises are owned by both Original Landlord and Princeton II, as tenants in common, and are collectively Landlord.

D.Landlord and Tenant now desire to enter into this Second Amendment to Lease in order to add an additional site area to the Existing Premises as shown on Exhibit A attached hereto and incorporated herein (the “Additional Site Area”, and together with the Existing Premises, the “Premises”), as well as to extend the Term of the Lease.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Incorporation of Recitals and Definitions. Capitalized terms used in this Second Amendment not otherwise defined shall have the meanings given such terms in the Existing Lease. The Recitals are hereby incorporated herein by this reference. In the event of any conflicts between the Existing Lease and this Second Amendment, the terms of this Second Amendment shall control. The Existing Lease as modified by this Second Amendment shall be hereinafter referred to as “Lease.”

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2.	Extension of Term.

(a)Section 36 of the Original Lease and Section 6 of the First Amendment are hereby deleted in their entirety and shall no longer be of any further force or effect.

(b)Landlord and Tenant agree and acknowledge that the Existing Lease is set to expire on December 31, 2023. Provided that the Extension Requirements (as defined below) have been satisfied, notwithstanding anything to the contrary in the Existing Lease, the Term of the Existing Lease shall be extended for an additional thirty-nine (39) month period (the “Extended Term”). The Extended Term shall commence on January 1, 2024 (the “Extended Term Commencement Date”) and end on March 31, 2027 (the “Expiration Date”). For purposes of this Section 2 of the Second Amendment, the term “Extension Requirements” means that from the Effective Date and until the Extended Term Commencement Date, (i) Tenant shall not have been in default beyond any applicable notice and cure periods and shall not then be in default beyond any applicable notice and cure periods under the Existing Lease, and (ii) Tenant shall not have assigned the Existing Lease and shall be in possession of the Premises. From and after the Extended Term Commencement Date, references in the Existing Lease to the “Term” shall mean and refer to the Term of the Existing Lease as extended by the Extended Term.

3.Additional Site Area. In addition to the Existing Premises, effective as of the Extended Term Commencement Date and continuing for the duration of the Term, Landlord shall lease to Tenant and Tenant shall lease from Landlord the Additional Site Area upon all of the terms and conditions of the Lease, except as otherwise set forth in this Second Amendment. Accordingly, effective on the Extended Term Commencement Date, (i) all references to the “Premises” contained in the Lease shall mean and refer to the entirety of the space in the Existing Premises and the Additional Site Area. Tenant shall have the exclusive right to use the Additional Site Area, and the Additional Site Area shall not be considered a part of the Common Areas, as the term is defined in the Lease. Notwithstanding the foregoing, the following provisions of the Original Lease shall not apply to the Additional Site Area: 3(b); 4(a); 4(b) last sentence only; 5(d); 13(e); Exhibits D, D-1, D-2; and 35.

4.	As-Is Delivery of Additional Site Area.

(a)Tenant acknowledges that it has inspected the condition of the Additional Site Area, and that it is satisfied therewith and Tenant acknowledges that (i) it accepts the Additional Site Area in its current AS-IS CONDITION WITH ALL FAULTS, (ii) Landlord shall have no obligation to construct any improvements or modifications to the Premises except that Landlord hereby agrees that Landlord, at its sole cost and expense, shall paint parking stripes in the Additional Site Area, and (iii) Landlord has made no representation or warranty regarding the condition of the Additional Site Area or the suitability thereof for Tenant’s business.

(b)As required by Section 1938(a) of the California Civil Code, Landlord discloses to Tenant that the Additional Site Area has not undergone inspection by a Certified Access Specialist ("CASp"). As required by Section 1938(e) of the California Civil Code, Landlord also states that: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises,

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the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." As permitted by the quoted language above, it is agreed that: (i) any CASp inspection requested by Tenant shall be requested by Tenant within ten

(10) days after the date on which this Lease has been executed by Landlord and Tenant, (ii) Landlord shall be an intended third party beneficiary of the contract under which the inspection is to be performed and the contract shall otherwise comply with the provisions of the Lease applicable to Tenant contracts for construction; (iii) the CASp inspection shall be conducted (A) at Tenant's sole cost and expense, (B) by a CASp approved in advance by Landlord and only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (C) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (D) in a manner reasonably satisfactory to Landlord, and (E) shall be addressed to, and, upon completion, promptly delivered to, Landlord and Tenant; (iv) the information in the inspection shall not be disclosed by Tenant to anyone other than contractors, subcontractors, and consultants of Tenant who have a need to know the information therein and who agree in writing not to further disclose such information; (v) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Additional Site Area to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (vi) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the building located outside the Additional Site Area that are Landlord's obligation to repair under this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.

5.	Base Rent.

Commencing on the Extended Term Commencement Date, Base Rent for the Premises during the Extended Term shall be as follows:

(i)  For the period commencing on the Extended Term Commencement Date through the day immediately preceding the first day of the calendar month in which the first (1st) annual anniversary of the Extended Term Commencement Date occurs (the “1-Year Anniversary”);

$125,150.74 (per month);

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(ii)For the period commencing on the 1-Year Anniversary through the day immediately preceding the first day of the calendar month in which the second (2nd) annual anniversary of the Extended Term Commencement Date occurs (the “2-Year Anniversary”);

(iii)For the period commencing on the 2-Year Anniversary through the day immediately preceding the first day of the calendar month in which the fortieth (40th) month anniversary of the Extended Term Commencement Date occurs;
$128,073.76 (per month); $131,065.75 (per month);

6.Extension Options. Tenant shall have the right to extend the Term of the Lease (the “Extension Option(s)”) solely with respect to the entire Premises, and in no event with respect to only a portion of the Premises, for one (1) period of forty-eight (48) months, followed by one (1) additional period of sixty (60) months (the “Option Term(s)”), if Tenant (i) gives Landlord written notice of such election (the “Option Notice”) not earlier than eighteen (18) months, and not later than twelve (12) months, prior to the Expiration Date or the expiration of the first Option Term, as applicable, (ii) is not in default of any provision of the Lease on or prior to the Expiration Date or the expiration of the first Option Term, as applicable, and (iii) is not in default of any provision of the Lease on the date of giving the applicable Option Notice. The Base Rent attributable to the Premises during the Option Terms shall be equal to the one hundred percent (100%) of the “Fair Market Rental Rate”, as defined below, provided that in no event shall Base Rent during the Option Terms be less than one hundred four percent (104%) of the Base Rent attributable to the Premises immediately preceding the Expiration Date or the expiration of the first Option Term.

As used in this Section 6 of this Second Amendment, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and tenant entering into a renewal lease or new lease for comparable space with respect to build-out, location, configuration and size, in a comparable building for a comparable term, (A) assuming that the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; and (B) taking into consideration all relevant factors, including such factors as the duration of the renewal term, and/or whether a broker’s commission or finder’s fee will be paid.

The Fair Market Rental Rate shall be determined as follows: Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the applicable Option Term for a period of thirty (30) days after the date on which Landlord receives the Option Notice. If Landlord and Tenant are unable to agree upon the Base Rent for the applicable Option Term within said 30-day period, then the Fair Market Rental Rate for the Premises shall be determined as follows: Within ten (10) business days of the expiration of such thirty (30) day period, Landlord and Tenant shall each hire and appoint a real estate broker licensed in California specializing in the field of office leasing in buildings similar to the Premises, having no fewer than ten (10) years’ experience in such field, and recognized as ethical and reputable within the field (each, an “Appraiser”). Each party shall designate its Appraiser by written notice to the other party. If either party shall fail to

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appoint its Appraiser within the period specified above (such party referred to hereinafter as the “failing party”), the other party may serve notice on the failing party requiring the failing party to appoint its Appraiser within ten (10) days of the giving of such notice and if the failing party shall not respond by appointment of its Appraiser within said ten (10) day period, then the Appraiser appointed by the other party shall be the sole Appraiser whose determination of the Fair Market Rental Rate shall be binding and conclusive upon Tenant and Landlord. Following appointment of the Appraisers, the Appraisers will each submit their estimated Fair Market Rental Rate (a “Fair Market Determination”) to the other. If Appraisers are unable to agree within twenty (20) days of the exchange of Fair Market Rental Rate estimates, then the Appraisers will elect a third Appraiser (the “Neutral Appraiser”) meeting the qualifications stated above and each of Landlord’s and Tenant’s Appraiser will present the Neutral Appraiser with his or her Fair Market Determination. The Neutral Appraiser shall then select which of the two Fair Market Determinations previously submitted by the initial two Appraisers is closest to the Fair Market Rental Rate and shall not have the right to propose a different Fair Market Rental Rate. The Neutral Appraiser must be a person who has not acted in any capacity for either Landlord or Tenant in the immediately prior ten (10) years, or their affiliates. The cost and expenses of the Neutral Appraiser shall be shared equally by Tenant and Landlord. The Fair Market Rental Rate of the Premises determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord.

All of the other terms and conditions of the Lease shall apply during the Option Terms (other than the further right to extend the Term beyond the Extension Options provided above, and any obligation to construct Landlord’s Work provided in the Lease, which shall be inapplicable).

The foregoing Extension Option(s) are personal to the named Tenant under this Lease, and shall not inure to the benefit of any assignee or subtenant. The Extension Option(s) shall be void and of no further effect if at any time the named Tenant under this Lease assigns this Lease or subleases any portion of the rentable square footage of the Premises.

7.Confidentiality. As a material condition to the effectiveness of this Second Amendment, Tenant hereby agrees, on behalf of itself and its directors, officers, employees, agents, representatives, advisors, successors and assigns (collectively, “Tenant Parties”), that the contents and terms of this Second Amendment shall remain strictly confidential and any of the Tenant Parties shall not directly or indirectly disclose, publish or otherwise reveal any of the contents or terms of this Second Amendment to any other person, party or entity whatsoever without the specific prior written authorization of Landlord, except that Tenant may, without the prior written authorization of Landlord, disclose the Lease, as amended, in whole or in part, with Tenant’s customers, attorneys, accountants, governmental authorities, and consultants who have a need to know the contents and/or terms of this Second Amendment and the Lease. The foregoing obligations of the Tenant Parties shall be effective as of the date of this Second Amendment and shall remain in effect throughout the remainder of the Lease Term (including any extensions thereof). Failure of any of the Tenant Parties to comply with or otherwise adhere to the terms of this Section 7 of this Second Amendment shall be deemed an incurable Event of Default by Tenant under the Lease, permitting Landlord to exercise all of its rights set forth therein. Furthermore, Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its agents and employees from and against all damages, losses, costs, expenses, and liabilities (including all attorneys’ fees and court costs incurred by Landlord) arising out of or resulting from the failure of any of the Tenant Parties to comply with or otherwise adhere to the terms of this Section 7 of this

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Second Amendment. The terms of this Section 7 of this Second Amendment shall survive the expiration or earlier termination of the Lease for a period of one (1) year.

8.Brokers. Except for CBRE, Inc. (the “Tenant’s Broker”), Tenant warrants that no real estate brokerage firm or agent or other person can claim a right through its dealings with Tenant to a commission or finder's fee in connection with the negotiation of this Second Amendment and that no real estate commissions or finder's fees are payable in connection herewith. Landlord shall be solely responsible for the payment for any commissions owed to Tenant’s Broker pursuant to a separate written agreement between Landlord and Tenant’s Broker. Tenant shall indemnify, defend and hold Landlord harmless from all expenses, claims, damages (including a reasonable attorney's fee and costs) incurred by Landlord as a result of a breach of this warranty.

9.	Miscellaneous.

(a)Binding Effect. The terms of this Second Amendment shall apply to, bind and inure to the benefit of the heirs, successors, executors, legal and personal representatives, administrators and assigns of the parties, as the case may be.

(b)Entire Agreement. This Second Amendment constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether oral or in writing.

(c)Attorneys’ Fees. If there is any legal action or proceeding to enforce or interpret any provision of this Second Amendment or to protect or establish any right or remedy of any party, the unsuccessful party to such action or proceeding shall pay to the prevailing party as finally determined, all costs and expenses, including, without limitation, attorneys’ fees and costs, incurred by such prevailing party in such action or proceeding, in enforcing such judgment, and in connection with any appeal from such judgment.

(d)Ratification. Landlord and Tenant hereby ratify and confirm their respective rights and obligations under the Lease. Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control.

(e)Headings. The headings to sections of this Second Amendment are for convenient reference only and shall not be used in interpreting this Second Amendment.

(f)Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. This Second Amendment may be executed by a party's signature transmitted by facsimile ("fax") or email or by a party's electronic signature, and copies of this Second Amendment executed and delivered by means of faxed or emailed copies of signatures or originals of this Second Amendment executed by electronic signature shall have the same force and effect as copies hereof executed and delivered with original wet signatures. The parties may rely upon faxed, emailed or electronic signatures as if such signatures were original wet signatures. Any party executing and delivering this Second Amendment by fax or email shall promptly thereafter

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deliver a counterpart signature page of this Second Amendment containing said party's original signature. The parties agree that a faxed or emailed signature page or an electronic signature may be introduced into evidence in any proceeding arising out of or related to this Second Amendment as if it were an original wet signature page.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

TENANT: AEROVIRONMENT, INC., a Delaware corporation By: /s/Javier Guerrero Javier Guerrero Its: Sr. Director of Facilities, Environmental, Health, Safety and security

LANDLORD:

PRINCETONAVENUEHOLDINGS, LLC,

a California limited liability company

By:NearonEnterprises,aCalifornia corporation

Its:Designated Manager

By: /s/Anthony Perino  Anthony Perino, President

PRINCETON AVENUE HOLDINGS II, LLC,

a California limited liability company

By:NearonEnterprises,aCalifornia corporation

Its:Designated Manager

By: /s/Anthony Perino  Anthony Perino, President

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EXHIBIT A

Additional Site Area

B-1

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